UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

FLEXSHOPPER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc. (the “Company”)

September 18, 2025

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 18, 2025, the Company received a deficiency letter (the “Letter”) from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for a period of 30 consecutive business days, the bid price for the Company’s common stock, $0.0001 par value per share (the “Common Stock”) had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The letter has no immediate effect on the listing of the Common Stock, which continues to trade on The Nasdaq Global Market under the symbol “FPAY” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has until March 17, 2026 to regain compliance with the Minimum Bid Price Requirement (the “Initial Compliance Period”). To regain compliance, the closing bid price for the Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days during the Initial Compliance Period, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If the Company does not regain compliance with the Minimum Bid Price Requirement by March 17, 2026, the Company may be eligible for an additional 180 calendar day period to regain compliance (the “Second Compliance Period”). To qualify for the Second Compliance Period, the Company would be required to transfer to The Nasdaq Capital Market (the “Capital Market”) and meet the continued listing requirement for market value of publicly held shares on the Capital Market and all other applicable requirements for initial listing on the Capital Market, except for the Capital Market’s bid price requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the deficiency during the Second Compliance Period. As part of its review process to determine whether the Second Compliance Period would be granted to the Company, the Staff would make a determination about whether it believes the Company will be able to cure the deficiency. If the Staff concludes that the Company will not be able to cure the deficiency, or if the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by the Staff, the Staff will provide written notice to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement.

As previously disclosed, on April 17, 2025 the Company received a notice from the Staff of Nasdaq indicating that, as a result of not having timely filed its Annual Report on Form 10-K for the period ended December 31, 2024 (the “Form 10-K”), the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission. The Company is required to file its Form 10-K. along with its Forms 10-Q for the quarters ended March 31, 2025 and June 30, 2025, by October 13, 2025 to regain compliance with the listing rule. There can be no assurance that the Company will be able to make those SEC filings by such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Date: September 24, 2025	By:	/s/ John Davis
		Name:	John Davis
		Title:	President and Chief Operating Officer

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